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                                                                      Exhibit 21
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A.T. Kearney Australia Pty Ltd., an Australia corporation
A.T. Kearney GmbH, a Germany corporation
A.T. Kearney (Hong Kong) Limited, a Hong Kong corporation
A.T. Kearney International, Inc., a Delaware corporation
A.T. Kearney, Inc., a Delaware corporation
A.T. Kearney K.K., a Japan corporation
A.T. Kearney Limited, an England corporation
A.T. Kearney Ltd., an Ontario corporation
A.T. Kearney New Zealand Limited, a New Zealand corporation
A.T. Kearney S.A. de C.V., a Mexico corporation
A.T. Kearney S.A.S., a France corporation
A.T. Kearney S.p.A., an Italy corporation
Citymax Inc., a Delaware corporation
Citymax Integrated Information Systems Ltd., an England corporation
E.D.S. de Mexico, Sociedad Anonima de Capital Variable, a Mexico corporation E.D.S. International Corporation, a Texas corporation
E.D.S. of Canada, Ltd., an Ontario corporation
E.D.S. Service, Ltd., a Japan corporation
E.D.S. World Corporation (Far East), a Nevada corporation
E.D.S. World Corporation (Netherlands), a Texas corporation
EDS (Australia) Pty Limited, an Australia corporation
EDS Desenvoluimento de Productos Ltda., a Brazil corporation
EDS Electronic Data System Luxembourg S.A., a Luxembourg corporation
EDS Electronic Data Systems Fertigungsindustrie (Deutschland) GmbH, a Germany
    corporation
EDS Electronic Data Systems (Hong Kong) Limited, a Hong Kong corporation
EDS Electronic Data Systems (India) Private Limited, an India corporation
EDS Electronic Data Systems Industrien (Deutschland) GmbH, a Germany corporation EDS Electronic Data Systems Italia S.p.A., an Italy corporation
EDS (Electronic Data Systems) Limited, an England corporation
EDS Electronic Data Systems (Philippines), Inc., a Philippines corporation
EDS Electronic Data Systems (Thailand) Co., Ltd., a Thailand corporation
EDS Electronic Financial Services, Inc., a Delaware corporation
EDS Elektronikus Adatrendzer Kft, a Hungary corporation
EDS (Europe) S.A., a Switzerland corporation
EDS Finance plc, an England corporation
EDS Holding GmbH, a Germany corporation
EDS Industrie A.G., a Switzerland corporation
EDS Information Management AG, a Switzerland corporation
EDS Information Services L.L.C., a Delaware limited liability company
EDS Informationstechnologie und Service (Deutschland) GmbH, a Germany
    corporation
EDS Informatique S.A., a Switzerland corporation
EDS Ingevision S.A.S., a France corporation
EDS International (Greece), a Greece corporation
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EDS International (France) S.A.S., a France corporation
EDS International (Singapore) Pte. Limited, a Singapore corporation
EDS Kaufmannische Dienste und Informatik GmbH, a Germany corporation
EDS (Korea) Ltd., a Korea corporation
EDS New Zealand Limited, a New Zealand corporation
EDS Personal Communications Corporation, a Delaware corporation
EDS Poland Sp.z.o.o., a Poland corporation
EDS, s.r.o., a Czech Republic corporation
EDS (Schwiez) AG, a Switzerland corporation
EDS Sycon Oy, a Finland corporation
EDS Technical Products Corporation, a Delaware corporation
EDS-Electronic Data Systems de Portugal Lda., a Portugal corporation EDS-Electronic Data Systems do Brasil Ltda, a Brazil corporation
EDS-Fides Informatik AG, a Switzerland corporation
EDS-FLS Data A/S, a corporation in the Municipality of Copenhagen
EDS-Scicon N.V., a Belgium corporation
Electronic Data Systems Belgium N.V., a Belgium corporation
Electronic Data Systems Columbia, S.A., a Columbia corporation
Electronic Data Systems Danmark A/S, a Denmark corporation
Electronic Data Systems de Argentina S.A., an Argentina corporation
Electronic Data Systems de Venezuela "EDS" C.A., a Venezuela corporation Electronic Data Systems (EDS) A/S, a Norway corporation
Electronic Data Systems (EDS Austria) GmbH, an Austria corporation
Electronic Data Systems (EDS) CVI N.V., a Netherlands corporation
Electronic Data Systems (EDS) International B.V., a Netherlands corporation Electronic Data Systems (EDS) Israel, Ltd., an Israel corporation
Electronic Data Systems (EDS) Sweden AB, a Sweden corporation
Electronic Data Systems (EDS-IPG) Inc., a Canada corporation
    (does business under assumed/fictitious name of Systemes de Donnees Electroniques (EDS-IPG) Inc.)
Electronic Data Systems Espana S.A., a Spain corporation
Electronic Data Systems (Ireland) Limited, an Ireland corporation
Electronic Data Systems IT Services (M) Sdn. Bhd., a Malaysia corporation Electronic Data Systems Limited, an England corporation
Electronic Data Systems, Ltd., a Japan corporation
Electronic Data Systems Taiwan Corporation, a Taiwan corporation
Istiservice S.p.A., an Italy corporation
Japan Systems Company Limited, a Japan corporation
Lacek Group, Inc. (The), a Delaware corporation
Lacek Group, Inc. - Korea (The), a Korea corporation
Lacek Group Pty Ltd. (The), an Australia corporation
Lacek Travel Services, Inc., a Minnesota corporation
National Heritage Insurance Company, a Texas insurance corporation
Neodata Corporation, a Delaware corporation
Neodata Creative Services, Inc., a Delaware corporation
Neodata Services, Inc., a Delaware corporation
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Paymaster (1836) Limited, an England corporation
Power Investment Corporation, a Nevada corporation
Progical S.A., a France corporation
Telecommunications International, Inc., a California corporation
    (does business under assumed/fictitious name of TIIC)
Unigraphics Solutions Inc., a Delaware corporation
Varitel, Inc., a California corporation
    (does business under assumed/fictitious name of EDS Digital Studios)
Wendover Financial Services Corporation, a North Carolina corporation
Wendover Funding, Inc., a North Carolina corporation
Wendover Resources, Inc., a Pennsylvania corporation

Electronic Data Systems Corporation does business under various assumed/fictitious names, as follows: Encore Auto Financing, Inc. - in Missouri and Oklahoma; Energy Management Associates - in California, Georgia and Guam; Maryland Health Information Network - in Arizona, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Michigan, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, Vermont, Virginia and West Virginia.